Exhibit 99.1

Ramaco Resources, Inc. Announces Filing of Definitive Proxy Statement and Special Meeting Date in Connection with Charter Amendment Proposal

LEXINGTON, Ky., April 26, 2023 /PRNewswire/ -- Ramaco Resources, Inc. (NASDAQ: METC) (“Ramaco Resources” or the “Company”) announced today that it has filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) in connection with the Company’s Special Meeting of Stockholders (the “Special Meeting”) to, among other things, seek approval of the stockholder proposal (the “Charter Amendment Proposal”) to amend and restate the Company’s amended and restated certificate of incorporation, which, among other things, includes (1) the reclassification of the Company’s existing common stock as shares of Class A common stock, par value $0.01 per share (“Class A common stock”), (2) the creation of a separate class of common stock, the Class B common stock, par value $0.01 per share (“Class B common stock”), and (3) the provision to the Company’s board of directors of the option, in its sole discretion, to exchange all outstanding shares of the Class B common stock into shares of Class A common stock based on an exchange ratio determined by a 20-day trailing volume-weighted average price for each class of stock.

The Company’s Board of Directors approved and announced a distribution of 0.2 shares of Class B Common Stock per share of pre-distribution common stock held by the Company’s stockholders of record as of the close of business on May 12, 2023 (the “Distribution”), contingent upon receiving shareholder approval of the Charter Amendment Proposal at the Special Meeting. The Distribution is payable on June 21, 2023 to those shareholders of record as of close of business on May 12, 2023.

The Special Meeting of the Company’s stockholders will be held virtually at www.virtualshareholdermeeting.com/METC2023SM at 11:00 a.m. Eastern Time on June 12, 2023. We expect mailing of the Proxy Statement to the Company’s stockholders of record as of the close of business on April 21, 2023 (the “Record Date”) to commence on or about May 5, 2023. Before making any voting or investment decision, investors and security holders of the Company are urged to carefully read the entire Proxy Statement and other documents filed in connection with the Charter Amendment Proposal with the SEC, because they contain important information about the Charter Amendment Proposal.

About Ramaco Resources, Inc.

Ramaco Resources, Inc. is an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia, southwestern Virginia and southwestern Pennsylvania. Its executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. The Company currently has three active mining complexes in Central Appalachia and one mine not yet in production near Sheridan, Wyoming. Contiguous to the Wyoming mine, the Company operates a research and pilot facility related to the production of advanced carbon products and materials from coal. In connection with these activities, it holds a body of roughly 50 intellectual property patents, pending applications, exclusive licensing agreements and various trademarks. News and additional information about Ramaco Resources, including filings with the SEC, are available at https://www.ramacoresources.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release may be considered forward-looking statements. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance, and other “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995), which include statements relating to the Charter Amendment Proposal. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” or the negatives of these terms or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are subject to a number of risks and uncertainties. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the inability to recognize the anticipated benefits of the Charter Amendment Proposal; (2) costs related to the implementation of the Charter Amendment Proposal; (3) changes in applicable laws or regulations; (4) the possibility that the Company may be adversely affected by other economic, business and/or competitive factors; (5) the Company’s estimates of expenses and profitability; (6) the failure to realize anticipated pro forma results or projections and underlying assumptions; and (7) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the form of prospectus included as part of the Registration Statement on Form S-1/A filed with the SEC on April 7, 2023 relating to the Class B common stock, and in any subsequent filings with the SEC. There may be additional risks that the Company does not presently know or currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this news release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company does not undertake any duty, and the Company expressly disclaims any obligation, to update or alter this news release or any projections or forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Charter Amendment Proposal and Where to Find It

On April 26, 2023, the Company filed the Proxy Statement with the SEC relating to the Charter Amendment Proposal. The Company expects to mail on or about May 5, 2023 the Proxy Statement and other relevant documents to its stockholders as the Record Date for voting on the Charter Amendment Proposal. This news release does not contain all the information that should be considered concerning the Charter Amendment Proposal and is not intended to form the basis of any investment decision or any other decision in respect of the amendment and restatement of the Company’s amended and restated certificate of incorporation contemplated thereby. The Company’s stockholders and other interested persons are advised to read the Proxy Statement and other documents filed in connection with the Charter Amendment Proposal, as these materials contain important information about the Company and the Charter Amendment Proposal. The Company’s stockholders are able to obtain copies of the Proxy Statement, and other documents filed with the SEC, once available, without charge at the SEC’s website at www.sec.gov, or by directing a request to: Attn: Secretary, 250 West Main Street, Suite 1900, Lexington, Kentucky 40507.

Before making any voting or investment decision, investors and stockholders of the Company are urged to carefully read the entire Proxy Statement and other documents filed in connection with the Charter Amendment Proposal with the SEC, because they contain important information about the Charter Amendment Proposal.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Charter Amendment Proposal. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Proxy Statement and is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to Attn: Secretary, 250 West Main Street, Suite 1900, Lexington, Kentucky 40507.

No Offer or Solicitation

This news release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Charter Amendment Proposal. This news release shall not constitute an offer to sell or the solicitation of an offer to buy or subscribe for any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Contact:

Phone: 859-244-7455

E-mail: info@ramacometc.com

SOURCE Ramaco Resources, Inc.